                                                                   EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           OF SIMPLE TECHNOLOGY, INC.,
                            a California Corporation

     The undersigned Manouch Moshayedi and Mark Moshayedi hereby certify that:

     ONE: They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of said corporation.

     TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

     The name of this corporation is Simple Technology, Inc.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share and Twenty Million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.

     The Preferred Stock may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Determination or the Corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior to or subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

     A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. This corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company or the policy, or both, must meet one of the two sets of conditions set forth in said Section 317.

                                      * * *

     THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

     FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 6,035,706 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on March 9, 2000.


                                       /s/ Manouch Moshayedi
                                       -----------------------------------------
                                       Manouch Moshayedi,
                                       Chief Executive Officer


                                       /s/ Mark Moshayedi
                                       -----------------------------------------
                                       Mark Moshayedi,
                                       Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Santa Ana, California, on March 9, 2000


                                       /s/ Manouch Moshayedi
                                       -----------------------------------------
                                       Manouch Moshayedi


                                       /s/ Mark Moshayedi
                                       -----------------------------------------
                                       Mark Moshayedi